Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Phil Cooper	Jim Buckley
Executive Vice President, Chief Financial Officer Charles River Associates Incorporated

Executive Vice President Sharon Merrill Associates, Inc.

617-425-3700	617-542-5300

CHARLES RIVER ASSOCIATES REPORTS

FIRST-QUARTER FISCAL 2004 FINANCIAL RESULTS

Finance and Competition Practices Drive 11 Percent Revenue Growth

BOSTON, March 18, 2004 — Charles River Associates Incorporated (Nasdaq: CRAI), an internationally known leader in providing economic, financial and management consulting services, today reported financial results for the fiscal 2004 first quarter ended February 20, 2004.

Revenue increased 10.7 percent to $38.5 million from $34.8 million for the first quarter of fiscal 2003.  Net income for the first quarter of fiscal 2004 increased 16.6 percent to $2.6 million, from $2.2 million in the first quarter of fiscal 2003.  First-quarter fiscal 2004 earnings per share were $0.24 per diluted share, compared with $0.24 per diluted share for the first quarter of fiscal 2003.  Weighted averaged diluted shares outstanding used to calculate EPS in Q1 of fiscal 2004 were 10.7 million, versus 9.2 million in Q1 of fiscal 2003, or an increase of 17.1 percent year over year.

Comments on the First Quarter

“CRA’s first-quarter fiscal 2004 revenue growth of approximately 11 percent primarily reflects continued strength in our core Competition and Finance practices,” said James C. Burrows, CRA’s president and CEO.  “On the bottom line, our net income was affected by several factors.  We had a negative foreign currency adjustment on dollar-denominated receivables recorded outside the U.S., and we absorbed bad debt reserves as a result of the bankruptcy of two clients.  These adjustments negatively affected EPS by approximately three cents per share.”

“In our Finance practice, performance was buoyed by a steady increase in demand for our services in securities litigation matters on behalf of accounting firms, investment banks, and major corporations,” Burrows said. “Within our Competition practice, steady demand in the general corporate litigation area continues to fuel growth. The pipeline of Chemicals & Petroleum opportunities from the Middle East improved, but revenues during the quarter in our London office still lagged as a result of the interruption in the lead stream caused by the Iraq War and the continuing instability in the region.”

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“During the quarter we made significant progress toward achieving our fiscal 2004 utilization goal of 74-76 percent.  Consultant utilization was 74 percent, driven largely by the increase in data-intensive securities and competition work.  This compares with 71 percent in the first quarter of fiscal 2003 and 73 percent in the fourth quarter of fiscal 2003.  These results reversed the historical trend of lower sequential utilization in the first quarter traditionally associated with the winter holiday season,” continued Burrows.

Outlook

“We entered the second quarter with significant momentum, owing to strong demand across the majority of our core practice areas,” said Burrows. “In addition, our NeuCo subsidiary signed a previously reported $8.4 million four-year contract with the Department of Energy.  We began recognizing revenue from this contract in the first quarter and expect to record revenue on a quarterly basis over the term of the agreement.”

“We expect continued utilization improvements throughout the year and believe we can reach the high end of our fiscal 2004 utilization target.  As a result, we continue to expect revenue and earnings growth in fiscal 2004 to be in the range of 15-20 percent, with revenue growth toward the lower end of the range and earnings growth at the higher end of the range,” concluded Burrows.

Conference Call Webcast Information

CRA will host a conference call this morning at 11:00 a.m. ET to discuss its first-quarter fiscal 2004 financial results.  To listen to a live webcast of the conference call, please visit the Investor Relations section of CRA’s website, www.crai.com.  A replay of the call also will be available on the Company’s website.

About CRA

Founded in 1965, Charles River Associates is an economics, finance, and business consulting firm that works with businesses, law firms, accounting firms, and governments in providing a wide range of services.  CRA combines economic and financial analysis with expertise in litigation and regulation support, business strategy and planning, market and demand forecasting, policy analysis, and engineering and technology management.  CRA is distinguished by a corporate philosophy of providing responsive, top-quality consulting; an interdisciplinary team approach; unsurpassed economic, financial, and other analytic skills; and pragmatic business insights.  In addition to its corporate headquarters in Boston and international offices in Brussels, Dubai, London, Melbourne, Mexico City, Toronto, and Wellington, CRA also has U.S. offices in College Station, Houston, Los Angeles, Oakland, Palo Alto, Philadelphia, Salt Lake City, and Washington, D.C.  More information about the Company can be found on its website at www.crai.com.

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Statements in this press release concerning the future business, operating results, and financial condition of the Company and statements using the terms “anticipates,” “believes,” “expects,” “should,” or similar expressions, are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are based upon management’s current expectations and are subject to a number of factors and uncertainties.  Information contained in these forward-looking statements is inherently uncertain and actual performance and results may differ materially due to many important factors.  Such factors that could cause actual results to differ materially from any forward-looking statements made by the Company include, among others, dependence on key personnel, attracting and retaining qualified consultants, dependence on outside experts, utilization rates, risks associated with acquisitions, risks inherent in international operations, NeuCo’s performance, management of new offices, dependence on growth of the Company’s business consulting practice, the ability of the Company to integrate successfully new consultants into its practice, intense competition, and professional liability.  Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s filings with the Securities and Exchange Commission.  The Company cannot guarantee any future results, levels of activity, performance or achievement.  The Company undertakes no obligation to update any of its forward-looking statements after the date of this press release.

The consolidated statements of income and consolidated balance sheets are attached.

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CHARLES RIVER ASSOCIATES INCORPORATED

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Twelve Weeks Ended	Twelve Weeks Ended
	February 20, 2004	February 21, 2003

Revenues	$38,501	$34,785
Costs of services	21,960	21,698
Gross profit	16,541	13,087

Selling, general and administrative	11,639	9,261
Income from operations	4,902	3,826

Interest and other income (expense), net	(201)	(6)
Income before provision for income taxes and minority interest	4,701	3,820
Provision for income taxes	(2,021)	(1,572)
Income before minority interest	2,680	2,248
Minority interest	(107)	(41)
Net income	$2,573	$2,207

Net income per share:
Basic	$0.25	$0.24
Diluted	$0.24	$0.24

Weighted average number of shares outstanding:
Basic	10,183	9,011
Diluted	10,734	9,165

CHARLES RIVER ASSOCIATES INCORPORATED

CONSOLIDATED BALANCE SHEETS

(In thousands)

	February 20, 2004	November 29, 2003

Assets
Cash, cash equivalents and short-term investments	$60,875	$60,529
Accounts receivable and unbilled, net	51,854	49,494
Other current assets	7,445	8,662
Total current assets	120,174	118,685

Property and equipment, net	12,861	12,703
Goodwill and intangible assets, net	25,822	25,907
Long-term investments	5,047	5,154
Other assets	1,776	1,767
Total assets	$165,680	$164,216

Liabilities and stockholders’ equity
Current liabilities	$37,289	$39,733
Long-term liabilities	6,885	6,452
Total liabilities	44,174	46,185

Total stockholders’ equity	121,506	118,031
Total liabilities and stockholders’ equity	$165,680	$164,216